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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Post-Effective Amendment No. 3 to Registration Statement on Form S-1 of our reports dated February 14, 2003 relating to the financial statements and financial statement schedule of Advanstar Communications Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Minneapolis, Minnesota
April 4, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS